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                                                                   EXHIBIT 10.15

                                                           Contract No. BF 20665

              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                            INDUSTRY TRACK AGREEMENT

THIS AGREEMENT ("Agreement") made as of this 8th day of January, 2002, (hereinafter "Effective Date") by and between THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY, a Delaware corporation, hereinafter called "Railroad", and NORTHERN LIGHTS ETHANOL, LLC, a(n) limited liability company, hereinafter called "Industry".

WHEREAS, Industry desires that Railroad: (i) maintain and operate over certain rail, ties, ballast, and appurtenances thereto shown as heavy solid on Exhibit "A" attached hereto and incorporated herein ("Railroad Track"); and (ii) operate over certain additional track shown as heavy hatched on Exhibit "A" ("Industry Track"), (Railroad Track and Industry Track collectively, together with all appurtenances, called "Track"), located at Big Stone City, Grant County, South Dakota, to serve a facility operated by Industry ("Plant");

WHEREAS, Railroad desires to provide such service, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the maintenance and operation of the Track on the following terms and conditions:

OWNERSHIP OF TRACK

1. Railroad shall own the Railroad Track and Industry shall own the Industry Track.

MAINTENANCE OF TRACK

2. (a) Maintenance for the purpose of this Agreement includes, but is not limited to, responsibility for providing proper drainage along the relevant portion of the Track and for keeping the Track free and clear of snow, ice, vegetation, structures, and other obstacles. Maintenance also includes, but is not limited to, responsibility for the maintenance of grade crossing warning devices, stop signs, gates, fences or barriers, roadway construction, track drainage facilities, lighting, track signals and signal maintenance.

     (b) Railroad shall, for the accommodation of and at the sole risk and expense of Industry, maintain the Railroad Track.

     (c) Industry shall at all times, and at its sole risk and expense, maintain, or cause to be maintained, the Industry Track in a condition satisfactory to Railroad and in compliance with all applicable Legal Requirements as defined below. Without relieving Industry from any of its obligations under this Agreement, Railroad may refuse to operate over the Industry Track whenever Railroad, in its sole discretion, determines that the Industry Track is unsatisfactory for Railroad's operation. If

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          and when Industry has remedied such condition to Railroad's sole satisfaction, Railroad shall resume operation over the Industry Track.

     (d) Railroad's operation over the Track with knowledge of an unsatisfactory condition is not a waiver of Industry's obligations contained herein or of Railroad's right to recover for or be indemnified and defended against such damages to property, and injury to or death of persons that may result therefrom.

TERM

3. Unless earlier terminated as provided in Section 14, this Agreement shall be in force for the term of ONE MONTH from its date and shall automatically continue thereafter until terminated by either party giving to the other thirty (30) days written notice of its desire to terminate the same.

COMPLIANCE WITH LAWS

4. (a) Industry shall be responsible for obtaining, without expense to Railroad, all necessary real property rights and public authority and permission, including applicable permits, for the maintenance and operation of the Track.

     (b) Industry further agrees that it will fulfill all its obligations and exercise its rights hereunder in full compliance with all laws, statutes, regulations, ordinances, orders, covenants and restrictions (collectively, "Legal Requirements").

OPERATION OF TRACK

5. (a) Industry shall, at its sole expense, pay all costs for changes, repairs or alterations to the Industry Track that may be necessary in order to conform to any changes of grade or relocation of the Railroad Track at the point of connection with the Industry Track, if such change of grade or relocation is required to comply with any Legal Requirement or is made for any other reason beyond Railroad's reasonable control.

     (b) In the event the Track is used for receiving, forwarding, or storing hazardous materials as defined by any federal, state, or local environmental law or regulation, Industry agrees to comply with all applicable Legal Requirements and with Railroad's further requirements concerning the same.

     (c) In the event Industry desires to install any gates or fencing across the Track, or to install a track scale, unloading pit, loading or unloading device, adjustable loading dock, warehouse door, or any other structure within Minimal Clearances as defined below (collectively, "Facilities"), Industry shall first submit in writing to Railroad the plans and specifications for such Facilities, and secure written approval from Railroad, which may be withheld in Railroad's sole discretion, before construction of any Facilities is undertaken by Industry.

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     (d)  Railroad may require for safety purposes that Industry, at its sole cost and expense, provide flagmen, lights, traffic control devices, automatic warning devices, or any such safety measure that Railroad deems appropriate in connection with the Industry's use of the Track. Industry shall reimburse Railroad within thirty (30) days of receipt of bill rendered therefor for all costs expended by Railroad, including but not limited to the cost of Railroad's Flagman ($500.00 per eight hour day, $95.00 per hour thereafter) in connection with this Section.

     (e) Industry shall construct, install, use, maintain, and repair all Facilities at its sole risk and expense, in a manner and of materials satisfactory to Railroad. Industry, during the installation, construction, use, operation, renewal, relocation, modification, maintenance and repair of these Facilities, shall exercise utmost and extraordinary diligence to prevent damage to the property of Railroad or injury to its agents, employees, invitees and contractors. The presence of any Facilities must never be a source of danger to or interfere with the safe operations of Railroad over the Track.

          In furtherance of the foregoing obligation of Industry but not in limitation of the same, Industry shall do, among others, the following things:

          Industry shall keep any gates across the Track open whenever necessary, in Railroad's sole judgment, to enable Railroad to safely and efficiently operate over the Track. Industry shall keep unloading pits securely covered when not in actual use and at all times when the Track is being switched by Railroad. Industry must keep all doors firmly secured, and adjustable loading docks at warehouses shall likewise be securely fastened in an upright position when not in actual use and at all times when the Track is being switched by Railroad. Industry shall operate and maintain all other Facilities so as not to negatively affect the safe and efficient operation of Railroad over Track.

     (f) In the event the public authority having jurisdiction thereover orders the separation of the grade of the Track and any street, road, highway, other rail line or the like, Industry hereby consents to the removal and/or relocation of the Track and shall reimburse Railroad all expenses in connection with the removal and/or relocation of the Track.

DEFINITION OF COST AND EXPENSE

6. (a) For the purpose of this Agreement, "cost' or "costs" "expense" or "expenses" includes, but is not limited to, actual labor and material costs including all assignable additives, and material and supply costs at current value where used.

     (b) All invoices are due thirty (30) days after the invoice date. In the event that Industry shall fail to pay any monies due to Railroad within thirty (30) days after the invoice date, then Industry shall pay interest on such unpaid sum from thirty

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          (30) days after its invoice date to the date of payment by Industry at an annual rate equal to (i) the greater of (a) for the period January
          1 through June 30, the prime rate last published in THE WALL STREET JOURNAL in the preceding December plus two and one-half percent (2 1/2%), and for the period July 1 through December 31, the prime rate last published in THE WALL STREET JOURNAL in the preceding June plus two and one-half percent (2 1/2%), or (b) twelve percent (12%), or
          (ii) the maximum rate permitted by law, whichever is less.

RIGHT OF RAILROAD TO USE

7. All rights granted to the Industry hereunder are subject and subordinate to the prior and continuing right of the Railroad, without liability to the Industry or any other party for compensation or damages thereto: (i) to use the Railroad Track; (ii) to construct, maintain, renew, use, operate, change, modify or relocate the Railroad Track; and (iii) to allow to be constructed upon its right-of-way such other facilities and to use its right-of-way in any manner, each Railroad in its sole discretion deems appropriate, provided Railroad uses all commercially reasonable efforts to avoid material interference with the use of said Track as described herein.

CLEARANCES

8. (a) Industry shall not place, permit to be placed, or allow to remain, any permanent or temporary material, structure, pole, or other obstruction within 8 1/2 feet laterally from the center (nine and one-half (9-1/2) feet on either side of the centerline of curved Track) or from 24 feet vertically from the top of the rail of said Track ("Minimal Clearances"), provided that if any Legal Requirement requires greater clearances than those provided for in this Section 8, then Industry shall strictly comply with such Legal Requirement. However, vertical or lateral clearances which are less than the Minimal Clearances but are in compliance with Legal Requirements will not be a violation of this Section 8, so long as Industry strictly complies with the terms of any such Legal Requirement.

     (b) Railroad's operation over the Track with knowledge of an unauthorized reduced clearance will not be a waiver of the covenants of Industry contained in this Section 8 or of Railroad's right to recover and be indemnified and defended against such damages to property, or injury to or death of persons, that may result therefrom.

     (c) Industry shall not place or allow to be placed any freight car within 250 feet of either side of any at-grade crossings on the Track.

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PUBLIC ASSESSMENTS

9. Industry shall timely pay all compensation, assessments and levies required at any time by a municipality, public authority, corporation, or person for the privilege of maintaining and operating the Track, and shall not cause or permit any liens to be filed against the Railroad Track or any Railroad property. In the event any such liens are filed, Industry shall cause such liens to be released within fifteen (15) days.

LIABILITY

10. (a) TO THE FULLEST EXTENT PERMITTED BY LAW, INDUSTRY SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS RAILROAD AND RAILROAD'S AFFILIATED COMPANIES, PARTNERS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, "INDEMNITEES") FOR, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, FINES, PENALTIES, COSTS, DAMAGES, LOSSES, LIENS, CAUSES OF ACTION, SUITS, DEMANDS, JUDGMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION, REMOVAL AND REMEDIATION AND GOVERNMENTAL OVERSIGHT COSTS) ENVIRONMENTAL OR OTHERWISE (COLLECTIVELY "LIABILITIES") OF ANY NATURE, KIND OR DESCRIPTION OF ANY PERSON OR ENTITY DIRECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM OR RELATED TO (IN WHOLE OR IN PART):

               (i) THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS ENVIRONMENTAL PROVISIONS,

               (ii)  ANY RIGHTS OR INTERESTS GRANTED PURSUANT TO THIS AGREEMENT,

               (iii) INDUSTRY'S OCCUPATION AND USE OF RAILROAD'S PROPERTY OR THE USE OF AND OPERATION BY RAILROAD UPON INDUSTRY'S PROPERTY,

               (iv) THE ENVIRONMENTAL CONDITION AND STATUS OF THE TRACK OR RAILROAD'S PROPERTY CAUSED OR AGGRAVATED BY, OR CONTRIBUTED TO, IN WHOLE OR IN PART, BY INDUSTRY,

               (v)   THE ENVIRONMENTAL CONDITION AND STATUS OF INDUSTRY'S PLANT,
               OR

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               (vi)  ANY ACT OR OMISSION OF INDUSTRY OR INDUSTRY'S OFFICERS,
               AGENTS, INVITEES, EMPLOYEES, OR CONTRACTORS, OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY ANY OF THEM, OR ANYONE THEY CONTROL OR EXERCISE CONTROL OVER,

          EVEN IF SUCH LIABILITIES ARISE FROM OR ARE ATTRIBUTED TO, IN WHOLE OR IN PART, ANY NEGLIGENCE OF ANY INDEMNITEE. THE ONLY LIABILITIES WITH RESPECT TO WHICH INDUSTRY'S OBLIGATION TO INDEMNIFY THE INDEMNITEES DOES NOT APPLY ARE LIABILITIES TO THE EXTENT PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE.

     (b) FURTHER, NOTWITHSTANDING THE LIMITATION IN SECTION 10(a), INDUSTRY NOW AND FOREVER WAIVES ANY AND ALL CLAIMS, REGARDLESS WHETHER BASED ON THE STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, THAT RAILROAD IS AN "OWNER", "OPERATOR", "ARRANGER", OR "TRANSPORTER" OF INDUSTRY'S PLANT OR INDUSTRY TRACK FOR THE PURPOSES OF CERCLA OR OTHER ENVIRONMENTAL LAWS. INDUSTRY WILL INDEMNIFY, DEFEND AND HOLD THE INDEMNITEES HARMLESS FROM ANY AND ALL SUCH CLAIMS REGARDLESS OF THE NEGLIGENCE OF ANY INDEMNITEES. INDUSTRY FURTHER AGREES THAT THE USE OF THE TRACK AS CONTEMPLATED BY THIS AGREEMENT SHALL NOT IN ANY WAY SUBJECT RAILROAD TO CLAIMS THAT RAILROAD IS OTHER THAN A COMMON CARRIER FOR PURPOSES OF ENVIRONMENTAL LAWS AND EXPRESSLY AGREES TO INDEMNIFY, DEFEND, AND HOLD THE INDEMNITEES HARMLESS FOR ANY AND ALL SUCH CLAIMS. IN NO EVENT SHALL RAILROAD BE RESPONSIBLE FOR THE ENVIRONMENTAL CONDITION OF INDUSTRY'S PLANT OR INDUSTRY'S TRACK UNDER THIS AGREEMENT.

     (c) INDUSTRY FURTHER AGREES, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY INDEMNITEE, TO INDEMNIFY, AND HOLD HARMLESS THE INDEMNITEES AGAINST AND ASSUME THE DEFENSE OF ANY LIABILITIES ASSERTED AGAINST OR SUFFERED BY ANY INDEMNITEE UNDER OR RELATED TO THE FEDERAL EMPLOYERS' LIABILITY ACT ("FELA") WHENEVER EMPLOYEES OF INDUSTRY OR ANY OF ITS AGENTS, INVITEES, CONTRACTORS CLAIM OR ALLEGE THAT THEY ARE EMPLOYEES OF ANY INDEMNITEE OR OTHERWISE. THIS INDEMNITY SHALL ALSO EXTEND, ON THE SAME BASIS, TO FELA CLAIMS BASED ON ACTUAL OR ALLEGED VIOLATIONS OF ANY FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS,

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          INCLUDING BUT NOT LIMITED TO THE SAFETY APPLIANCE ACT, THE BOILER
          INSPECTION ACT, THE OCCUPATIONAL HEALTH AND SAFETY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY SIMILAR STATE OR FEDERAL STATUTE.

     (d) Upon written notice from Railroad, Industry agrees to assume the defense of any lawsuit or other proceeding brought against any Indemnitee by any entity, relating to any matter covered by this Agreement for which Industry has an obligation to assume liability for and/or save and hold harmless any Indemnitee. Industry shall pay all costs incident to such defense, including, but not limited to, attorneys' fees, investigators' fees, litigation and appeal expenses, settlement payments, and amounts paid in satisfaction of judgments.

     (e) In the event Licensee causes any improvement of material or labor to be effected upon the Railroad's Property, Licensee shall, at its sole cost and expense, furnish to Railroad, in a form acceptable to Railroad, a fully executed Performance and Payment Bond, by a surety or sureties approved by Railroad, in the amount of [150% of the cost of the improvement], as security for the faithful performance of this Agreement and for payment of all persons performing labor or furnishing materials or equipment in connection therewith.

INSURANCE

11. Industry shall, at its sole cost and expense, procure and maintain during the life of this Agreement the following insurance coverage:

     (a) Commercial General Liability insurance. This insurance shall contain broad form contractual liability with a combined single limit of a minimum of $5,000,000 each occurrence and an aggregate limit of at least $10,000,000. Coverage must be purchased on a post 1998 ISO occurrence or equivalent and include coverage for, but not limited to, the following:

               - Bodily Injury and Property Damage
               - Personal Injury and Advertising Injury
               - Fire legal liability
               - Products and completed operations

          This policy shall also contain the following endorsements, which shall be indicated on the certificate of insurance:

               - It is agreed that any workers' compensation exclusion does not apply to Railroad payments related to the Federal Employers Liability Act or a Railroad Wage Continuation Program or similar programs and any payments made are deemed not to be either payments made or obligations

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                  assumed under any Workers Compensation, disability benefits, or unemployment compensation law or similar law.
               - The definition of insured contract shall be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.
               - Any exclusions related to the explosion, collapse and underground hazards shall be removed.

          No other endorsements limiting coverage may be included on the policy.

     (b) Business Automobile Insurance. This insurance shall contain a combined single limit of at least $1,000,000 per occurrence, and include coverage for, but not limited to the following:

               -  Bodily injury and property damage
               -  Any and all vehicles owned, used or hired

     (c) Workers Compensation and Employers Liability insurance including coverage for, but not limited to:

               - Industry's statutory liability under the worker's compensation laws of the state(s) in which the work is to be performed. If optional under State law, the insurance must cover all employees anyway.
               - Employers' Liability (Part B) with limits of at least $500,000 each accident, $500,000 by disease policy limit, $500,000 by disease each employee.
               - All such coverage shall include coverage for the Federal Employers Liability Act and include an alternate employer endorsement naming Railroad as the alternate employer with coverage for the Federal Employers Liability Act. The term Alternate Employer as used herein and above is being used solely as an insurance term of art. By Contractor's actions of obtaining insurance coverage as set forth above Contractor is in no way intending or evidencing an alternate or dual employment relationship with Railroad. The parties agree: (1) Railroad has no right to direct or control Contractor's employees with respect to the physical conduct or the performance of services; (2) Railroad does not supervise, nor does it have the right to supervise, details of Contractor's employees' work or the manner in which such work is accomplished; (3) Railroad retains no control over the details of the Contractor's employees' work; and (4) Railroad has no right to select, hire, train or fire Contractor's employees.

          Other Requirements:

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          All policies (applying to coverage listed above) shall contain no exclusion for punitive damages and certificates of insurance shall reflect that no exclusion exists.

          Industry agrees to waive its right of recovery against Railroad for all claims and suits against Railroad. In addition, its insurers, through policy endorsement, waive their right of subrogation against Railroad for all claims and suits. The certificate of insurance must reflect waiver of subrogation endorsement. Industry further waives its right of recovery, and its insurers also waive their right of subrogation against Railroad for loss of its owned or leased property or property under its care, custody or control.

          Industry's insurance policies through policy endorsement must include wording which states that the policy shall be primary and non-contributing with respect to any insurance carried by Railroad. The certificate of insurance must reflect that the above wording is included in evidenced policies.

          All policy(ies) required above (excluding Workers Compensation and if applicable, Railroad Protective) shall include a severability of interest endorsement and shall name Railroad and Staubach Global Services, Inc. as an additional insured with respect to work performed under this agreement. Severability of interest and naming Railroad and Staubach Global Services, Inc. as additional insured shall be indicated on the certificate of insurance.

          Industry is not allowed to self-insure without the prior written consent of Railroad. If granted by Railroad, any deductible, self-insured retention or other financial responsibility for claims shall be paid directly by Industry. Any and all Railroad liabilities that would otherwise, in accordance with the provisions of this Agreement, be covered by Industry's insurance shall be paid by Industry as if Industry elected not to include a deductible, self-insured retention or other financial responsibility for claims.

          Prior to commencing the Work, Industry shall furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) shall contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation, substitution or material alteration. This cancellation provision shall be indicated on the certificate of insurance. Upon request from Railroad, a certified duplicate original of any required policy shall be furnished.

          Any insurance policy shall be written by a reputable insurance company acceptable to Railroad or with a current Best's Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provide.

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          Industry WARRANTS that this Agreement has been thoroughly reviewed by
          Industry's insurance agent(s)/broker(s), who have been instructed by Industry to procure the insurance coverage required by this Agreement. Allocated Loss Expense shall be in addition to all policy limits for coverages referenced above.

          Not more frequently than once every five years, Railroad may reasonably modify the required insurance coverage to reflect then-current risk management practices in the railroad industry and underwriting practices in the insurance industry.

          If any portion of the operation is to be subcontracted by Industry, Industry shall require that the subcontractor shall provide and maintain insurance coverage as set forth herein, naming Railroad as an additional insured, and shall require that the subcontractor shall release, defend and indemnify Railroad to the same extent and under the same terms and conditions as Industry is required to release, defend and indemnify Railroad herein.

          Failure to provide evidence as required by this section shall entitle, but not require, Railroad to terminate this Agreement immediately.

          The fact that insurance (including, without limitation, self-insurance) is obtained by Industry shall not be deemed to release or diminish the liability of Industry including, without limitation, liability under the indemnity provisions of this Agreement. Damages recoverable by Railroad shall not be limited by the amount of the required insurance coverage.

          For purposes of this section, Railroad shall mean "Burlington Northern Santa Fe Corporation", "The Burlington Northern and Santa Fe Railway Company" and the subsidiaries, successors, assigns and affiliates of each.

ENVIRONMENTAL

12. (a) Industry shall strictly comply with all federal, state and local environmental laws and regulations in its use of the Track, including, but not limited to, the Resource Conservation and Recovery Act, as amended (RCRA), the Clean Water Act, the Oil Pollution Act, the Hazardous Materials Transportation Act, CERCLA (collectively referred to as the "Environmental Laws"). Industry shall not maintain a treatment, storage, transfer or disposal facility, or underground storage tank, as defined by Environmental Laws on, under, or within the Minimal Clearances of the Track. Industry shall not release, or suffer the release of oil or hazardous substances, as defined by Environmental Laws on, under or within the Minimal Clearances of the Track.

     (b) Industry shall give Railroad immediate notice to Railroad's Resource Operations Center at (800) 832-5452 of any release of hazardous substances on or from the Track, violation of Environmental Laws, or inspection or inquiry by governmental

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          authorities charged with enforcing Environmental Laws with respect to
          Industry's use of the Track. Industry shall use the best efforts to promptly respond to any release on or from the Track. Industry also shall give Railroad immediate notice of all measures undertaken on behalf of industry to investigate, remediate, respond to or otherwise cure such release or violation.

     (c) In the event that Railroad has notice from Industry or otherwise of a release or violation of Environmental Laws on the Track which occurred or may occur during the term of this Agreement, Railroad may require Industry, at Industry's sole risk and expense, to take timely measures to investigate, remediate, respond to or otherwise cure such release or violation affecting the Plant, Track or Railroad's right-of-way.

     (d) Industry shall promptly report to Railroad in writing any conditions or activities upon the Plant or Track which create a risk of harm to persons, property or the environment and shall take whatever action is necessary to prevent injury to persons or property arising out of such conditions or activities; provided, however, that Industry's reporting to Railroad shall not relieve industry of any obligation whatsoever imposed on it by this Agreement. Industry shall promptly respond to Railroad's request for information regarding said conditions or activities.

DEFAULT

13. (a) If Industry creates or maintains any condition, including without limitation, any environmental condition, on or about the Track, which in Railroad's sole judgment interferes with or endangers the operations of Railroad, or in case of any assignment or transfer of this Agreement by operation of law, Railroad may, at its option, terminate this Agreement by serving five (5) days' notice in writing upon Industry.

     (b) Except as otherwise set forth in subparagraph (a) above, if Industry defaults on any of the covenants or agreements of Industry contained in this document, for a period of thirty (30) days following written notice of such default by Railroad, Railroad may, at its option, terminate this Agreement on five (5) days' notice in writing to Industry.

          Any waiver by Railroad of any default or defaults shall not constitute a waiver of the right to terminate this Agreement for any subsequent default or defaults, nor shall any such waiver in any way affect Railroad's ability to enforce any Section of this Agreement. The remedy set forth in this Section 13 shall be in addition to, and not in limitation of, any other remedies that Railroad may have at law or in equity.

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TERMINATION

14. (a) In addition to all other remedies available at law or in equity, Railroad may, without incurring any liability to Industry, terminate this Agreement and discontinue the maintenance and operation of the Track and remove the Railroad Track, in the event of any of the following contingencies:

          (i) If Industry fails to utilize rail service from Railroad to or from the Plant for a period of eight (8) months in any period of twelve
          (12) months, Railroad may, at its option, expressed in writing, terminate this Agreement, effective immediately.

          (ii) If Railroad is authorized by competent public authority to abandon its line to which said Track is connected, Railroad may, upon written notice to Industry, terminate this Agreement effective immediately.

          (iii) If Railroad is dispossessed of the right to operate over the Track or its connecting track or any part thereof, Railroad may terminate this Agreement effective immediately by written notice to Industry.

     (b) Upon the expiration or earlier termination of this Agreement as provided herein, Industry shall, at its sole cost and expense, remove any Facilities or improvements upon, over, or under the Track and restore the Railroad's right-of-way to substantially the state in which it was on the Effective Date of this Agreement. In the event Industry shall fail within thirty (30) days after the date of such termination to make such removal and restoration, the Railroad may, at its option, remove the Facilities or improvements or otherwise restore its right-of-way, and in such event Industry shall, within thirty (30) days after receipt of a bill therefor, reimburse Railroad for any costs incurred.

     (c) Industry hereby agrees to waive and release all claims, rights, and causes of action that Industry has, may have, or may assert against Railroad because of the discontinuance of operation and removal of the Railroad Track as provided in this Section 14 of this Agreement.

JOINT USE BY OTHER RAILROADS

15. This Agreement is also made for the benefit of such other railroads which, either by agreement with Railroad or order of competent public authority have the right to use the Track, all of which railroads shall be deemed "Railroad" under this Agreement.

ASSIGNMENT

16. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that Industry may not assign this

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     Agreement without the prior written consent of Railroad, which may be withheld in Railroad's sole discretion.

     Either party hereto may assign any receivables due them under this Agreement; provided, however, that such assignments will not relieve the assignor of any of its rights or obligations under this Agreement.

NOTICES

17. Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given if (i) placed in the United States mail, certified, return receipt requested, or (ii) deposited into the custody of a nationally recognized overnight delivery service, addressed to the party to be notified at the address for such party specified below, or to such other address as the party to be notified may designate by giving the other party no less than thirty (30) days' advance written notice of such change in address.

             FOR INDUSTRY:                 FOR RAILROAD:
             ------------                  ------------
       Northern Lights Ethanol, LLC      Staubach Global Services
       1303 East Fourth Avenue           5650 N. Riverside Dr., Ste. 101
       Milbank, South Dakota 57252       Fort Worth, Texas 76137-2464

SURVIVAL

18. Neither termination nor expiration will release either party from any liability or obligation under this Agreement, whether of indemnity or otherwise, resulting from any acts, omissions or events happening prior to the date of termination or expiration, or, if later, the date when the Track, Facilities, and improvements are removed and the right-of-way is restored to its condition as of the Effective Date.

RECORDATION

19. It is understood and agreed that this Agreement shall not be placed of public record.

APPLICABLE LAW

20. All questions concerning the interpretation or application of provisions of this Agreement shall be decided according to the laws of the State of Texas.

SEVERABILITY

21. To the maximum extent possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, or held to be invalid under, applicable law, such provision shall be ineffective solely to the extent of such prohibition or invalidity, and this shall not invalidate the remainder of such provision or any other provision of this Agreement.

INTEGRATION

22. This Agreement is the full and complete agreement between Railroad and Industry with respect to all matters relating to the maintenance and operation of the Track and supersedes all other agreements between the parties hereto relating to the maintenance and operation of the Track. However, nothing herein is intended to terminate any surviving obligation of Industry or Industry's obligation to defend and hold Railroad harmless in any prior written agreement between the parties.

MISCELLANEOUS

23. In the event that the Industry consists of two of more parties, all covenants and agreements of Industry herein contained shall be the joint and several covenants and agreements of such parties.

24. The waiver by Railroad of the breach of any provision herein by Industry shall in no way impair the right of Railroad to enforce that provision for any subsequent breach thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate the day and year first herein above written.

                                              THE BURLINGTON NORTHERN AND
                                               SANTA FE RAILWAY COMPANY
                                               c/o Staubach Global Services
                                               5650 N. Riverside Dr., Ste. 101
                                               Fort Worth, Texas 76137-2464


                                              By: /s/ M.E. Devine
                                                 -------------------------------
                                               M. E. Devine
                                               Director Industrial Development


                                              NORTHERN LIGHTS ETHANOL, LLC 1303
                                               East Fourth Avenue Milbank, South
                                               Dakota 57252

                                              By: /s/ Del Strasser
                                                 -------------------------------
                                              Title: President
                                                    ----------------------------

                                    EXHIBIT A

                     [Plat Drawing of Track not reproduced]